DEED OF PLEDGE
                              --------------

         This Deed of Pledge is made this 29 day of November, 2001

                                  between:


(1) TREFOIL ISRAEL FSL, L.P. a limited partnership duly established and existing under the laws of the State of Delaware U.S.A. (hereunder called - "TREFOIL"); and

(2) BANK HAPOALIM B.M., a banking corporation limited by shares through its Head Office situated at 50 Rothschild Boulevard, Tel-Aviv 65124, (hereinafter called - " BANK Hpoalim"); and

(3) POALIM TRUST SERVICES LTD., a company duly incorporated and existing under the laws of the State of Israel, having its registered office at 11 Hanegev St, Tel-Aviv (hereinafter called - "the TRUST COMPANY").

WHEREAS Trefoil has received or will receive as of the date hereof and at all times hereafter from the Bank, loans (hereinafter "BANKING SERVICES") on terms agreed or to be agreed upon from time to time with respect to any of such Banking Services; and

WHEREAS it has been agreed upon that the following shares namely 1,000,000 (One Million) Ordinary shares of Formula Systems (1985) Ltd. a Company duly established and existing under the laws of the State of Israel (hereinafter called "THE COMPANY") having a nominal value of NIS 1 each (hereinafter called "the SHARES or the "PLEDGED SHARES") held by Trefoil shall serve as collateral for repayment of various sums of money which Trefoil may owe the Bank in connection with Banking Services; and

WHEREAS it has also been agreed upon that the Pledged Shares be transferred into the name of the Trust Company for the purpose of creating in favour of the Bank (the "Trust Account") and its successors a first ranking specific pledge and charge on the Shares and the income and profits derived from the Shares for the purpose of securing the full and timely payment of any and all amounts which may become due to the Bank from Trefoil from time to time in connection with Banking Services to be extended by the Bank to Trefoil in whole or in part irrespective whether due definitely or conditionally, directly or indirectly, whether due and payable prior to realisation of the collateral granted hereunder or thereafter, unlimited in amount, together with interest, charges, commissions, linkage differentials expenses of any kind including the costs of realisation, advocates fees, insurance premiums, stamp duties and any and all monies which the Bank may be entitled to claim and/or receive from Trefoil (hereinafter jointly and severally referred to as "the SECURED AMOUNTS").

NOW,  THEREFORE,  It is Hereby  Agreed and Declared  between the Parties as
Follows:

1    The recitals to this Pledge Agreement form an integral part hereof.

2. Except as permitted under the documents signed between Trefoil and the Bank in connection with the Banking Services Trefoil hereby declares, confirms, warrants and undertakes (as the case may be) as follows:

     (a) The Shares are fully paid up, free and clear of any charge, pledge, attachment, claim or any other third party rights and will remain so for the duration of the pledge of the Pledged Rights (as defined in Clause 3 below), except for the purpose of realising the Shares as collateral pursuant to the provisions of this Deed of Pledge and except for restrictions as specified in the Trefoil's letter to the Bank of this date.

     (b) There is no limitation or provision of law or of any agreement applicable to the Shares restricting the chargeability of the Shares and except for restrictions as specified in the Trefoil's letter to the Bank of this date.,

     (c) No assignment or other disposition has been made affecting the Shares or their value as collateral as envisaged by this Deed of Pledge.

     (d) The Shares in the Company are capable of being freely sold, transferred and/or disposed of without the consent or approval of any third person or authority except for restrictions under agreements or commitments or under any applicable law, entered or assumed as specified in Trefoil's letter to the Bank of this date.

     (e) There are no outstanding powers of attorney or proxies or assignments or delegations thereof authorising an action to be taken on behalf of Trefoil in connection with the Shares except only under this Deed of Pledge or any other documents signed between the Bank and Trefoil.

3. As security for the full and timely payment of all amounts which may become due, from Trefoil in connection with any and all of the Secured Amounts, all of the Shares transferred to the Trust Company are hereby pledged and charged by way of a first ranking specific pledge and charge in favour of the Trust Company acting as trustee for the Bank together with all other shares, if any, which by virtue of the Shares are issued to, the holder thereof, whether in substitution therefor, by way of bonus shares, rights or otherwise, together with all existing and future rights and benefits attaching to the Shares and all additions and substitutions thereto and therefor, including but without prejudice to the generality of the foregoing, all dividends, interest returns of capital and other sums paid or to be paid in respect of the Shares and all additions and substitutions thereto and therefor, all of which are hereinafter called - "the PLEDGED RIGHTS".

4.   In order to carry out the provisions of Clause 3 herein above:

     (a) Trefoil undertakes to file the pledge of the Shares hereunder with the Registrar of Pledges forthwith upon the signature of this Deed of Pledge and deliver to the Bank certificate of the Registrar of Pledges evidencing such filing within 14 days of the signature of this Deed of Pledge.

5. (a) Subject to Section 14 below until such time as the Bank has confirmed to the Trust Company by written notice that all amounts which may become due and payable on account of the Secured Amounts have been paid in full, the Trust Company shall hold the Pledged Rights in its own name and shall act only in accordance with instructions signed by the Bank. Nothing herein shall be interpreted to convey upon the Bank the right to refuse giving Trefoil a Proxy in respect of the Shares or to cancel any Proxy given to Trefoil except in accordance with the provisions of this Deed of Pledge.

     (b) The Trust Company shall refer to the Bank for instructions with respect to any matter and/or act to be performed and/or executed in connection with the Pledged Rights and without derogating from anything herein contained, especially in connection with any matter with respect to voting in any general meeting of the Company or any other exercise of rights under the Shares and/or in connection therewith.

     (c) Notwithstanding the provisions of sub-clauses (a) and (b) above Trefoil's nominee or nominees (as the case may be) shall be granted a proxy (hereinafter the "Proxy") to vote for resolutions at meetings of shareholders of the Company or to be appointed or elected as director or directors of the Company to the extent that the Pledged Rights allow.

6. All dividends and/or other distributions of cash by the Company on or in respect of the Shares and all other Pledged Rights and or any amounts received from the sale of the Pledged Rights or any part of the (hereinafter collectively called "Dividends") shall, be credited to the Trust Account and be maintained in the Trust Account (under such deposit and bearing such interest and other terms as may at that time and from time to time be available with the Bank considering the amount, currency and duration of the type of deposit chosen by Trefoil (hereinafter: "Interest on Dividends"), and each and all Dividends together with Interest on Dividends from time to time maintained in and/or credited to the Trust Account shall constitute part of the Pledged Rights and shall be transferred by the Trust Company to the Bank upon the Trefoil's instructions furnished to the Trust Company as agreed between Trefoil and the Bank. If Trefoil fails to make any payment due and payable under the Banking Services or this Deed of Pledge when due, then upon receipt by the Trust Company of the Bank's demand, the Dividends and the Interest on Dividends shall be transferred by the Trust Company to the Bank and applied by the Bank to make such payment. Subject to the above, Trefoil hereby irrevocably instructs and authorises the Trust Company to issue such instructions with respect to the Trust Account and to do such acts in connection therewith as it may from time to time be instructed by the Bank.

7. If at any time after any and all such appointments, elections or actions there occurs and continues to subsist any one of the following events of default, namely:

     (a) Trefoil is in breach or fails to perform or fulfil any of its obligations and\ or warranties pursuant to this Deed of Pledge; or

     (b) There occurs and continues to subsist an event which gives the Bank the right to demand payment before the original due date of payment, under any document signed between the Bank and Trefoil secured by this Deed of Pledge in connection with the Pledged Rights, provided that any period ( if any) given to Trefoil to effect such early payment under such document shall have elapsed and as long as such early payment is not actually effected (an "Event of Default")

          then the Bank, may notify the Trust Company, and Trefoil of its intention to instruct the Trust Company to take whatever action may be necessary to cancel the Proxy and/or replace all or any of the incumbent nominees with a nominee or nominees acceptable to the Bank.

          The Bank shall give Trefoil seven (7) days prior notice of its intention to cancel the Proxy unless the Bank in its sole discretion considers that such early notice or such lapse of time can cause the Bank damage or diminish the value of the Pledged Rights in a way which the Bank considers to be material. Without derogating from the forgoing, the Trust Company may then cancel all or any of the existing proxy or proxies given by it and Trefoil, shall cause the existing nominee or nominees being replaced to surrender any proxy or proxies held by them and to resign from the positions or offices held by them.

8. As long as any amount hereafter to become due from Trefoil to the Bank on account of the Secured Amounts is outstanding, except as provided in this Deed of Pledge or permitted under any document signed between the Bank and Trefoil, Trefoil hereby undertakes not to pledge, charge, assign or otherwise dispose of any of the Pledged Rights without the prior written consent of the Trust Company and the Bank.

9. (a) Seven (7) days from receipt by Trefoil and the Trust Company of the Bank's notification in writing, stating that an Event of Default has occurred provided that any period ,if any, given to Trefoil to cure such default under the documents signed between the Bank and Trefoil shall have expired and as long as early repayment of the Secured Amounts is not actually effected - the Trust Company shall, if so requested by the Bank, immediately surrender the Shares to the Bank and/or to whom the Bank shall so instruct and \or shall further act in accordance with instructions given by the Bank

          Nothing herein contained shall derogate from any other right or remedy the Bank may then have, pursuant to any applicable law, against Trefoil and/or the Shares, which may be exercised by the Bank simultaneously therewith on in any other manner deemed appropriate by the Bank.

     (b) Upon the elapse of the above mentioned 7 days period and provided that the Secured Amounts were not paid in full, the Trust Company and/or the Bank and/or any person or corporation acting on behalf of the Trust Company and/or the Bank (hereinafter referred to as - "the Attorneys-in-Fact") shall be entitled to realise all or any of the Pledged Rights at a price approved by the Bank and \or by the Attorney in Fact as they shall dim fit using best efforts to obtain the best price and terms of payment available at that time at the Bank's and \or Attorney's in Fact reasonable discretion or according to a court's approval , without any further authority being required from Trefoil.

10. (a) This Agreement shall be governed by the laws of the State of Israel, and in particular the provisions of the Pledges Law, 5727-1967, as may be amended or substituted, with the exception of Section 13(b) which shall not apply.

     (b) Subject to the provisions of Section 9 above in order to realise all or any of the Pledged Rights, the Trust Company and/or the Bank and/or the Attorneys-in-Fact may adopt any means it or they deem fit in order to collect any amount payable on account of the Secured Amounts and/or to realise the Pledged Rights and/or the respective rights of the Bank hereunder, including the sale of any of the Pledged Rights in any manner allowed by applicable law, as the Bank and/or the Trust Trefoil with the approval of the Bank and/or the Attorney in Fact shall deem fit after giving Trefoil seven (7) days prior notice ( unless the Bank in its sole and reasonable discretion considers that such early notice can cause the Bank damage or diminish the value of its collaterals in a way which the Bank considers to be material and without being answerable for any loss occasioned by such sale or realisation resulting from postponement thereof as set forth in Section 12 and at any such sale the Bank may become the purchaser and shall have the right to set-off the purchase price offered by it against the amount due to it on account of the Secured Amounts.

     (c) Upon the occurrence of any of the events specified in Section 6 above the Trust Company with the approval of the Bank may manage and administer or may instruct the Attorneys-in-Fact to manage and administer the Pledged Rights in such manner and for such period as the Trust Company, with the approval of the Bank, in its absolute discretion may deem expedient, and for the purposes aforesaid the Trust Company with the approval of the Bank may do or may instruct the Attorneys-in-Fact to do all acts or things incidental or conducive thereto in all respects as if the Trust Company or the Attorney's-in Fact were the owners thereof without being responsible for any loss thereby incurred as set forth in
          Section 13.

     (d) Without derogating from the provisions of sub-clauses (a), (b) and (c) of this Clause 9, the Bank and/or the Trust Company with the approval of the Bank, may institute legal proceedings in order to enforce payment by Trefoil of any amount payable on account of the Secured Amounts pursuant to the documents signed between the Bank and Trefoil and in accordance therewith.

     (e) All costs, claims, expenses and disbursements incurred by the Bank and/or the Trust Company and Attorneys-in-Fact in or about or incidental to the exercise of any powers aforesaid shall be payable by Trefoil on demand and shall be secured by this Deed of Pledge.

11. Upon any sale by Bank and/or the Trust Company and/or by the Attorneys-in Fact of any of the Pledged Rights, the purchasers shall not be bound to see or enquire whether the Bank's and/or Trust Company's and/or the Attorneys-in-Fact's power of sale has arisen in the manner herein provided and the sale shall be deemed to be within their power and receipt for the funds paid by the purchaser shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefore.

12. In the event that any of the Pledged Rights are sold as aforesaid or in accordance with a court order or an order of a competent authority and such order does not specify the order in which the amounts realised are to be appropriated, all amounts so obtained shall be appropriated according to the documents signed between Trefoil and the Bank.

13. Trefoil hereby confirms that neither the Trust Company or the Bank nor the Attorneys-in-Fact shall be held liable for any loss and/or damage to/or incurred by Trefoil with respect to the Bank or the Trust Company's or such Attorney-in-Fact's actions or omissions in good faith in connection with and/or in accordance with this Deed of Pledge unless such loss and/or damage is the result of gross negligence, wilful misconduct, bad faith or breach of the provisions of a document signed between Trefoil and the Bank in relation to this Deed of Pledge or this Deed of Pledge by the Bank..

14. Without derogating from the provisions of Clause 5(b) herein above the Bank shall be obliged to give to the Trust Company immediate written notice of the repayment in full of all amounts due to the Bank in connection with the Secured Amounts. Upon receipt by the Trust Company of written notice from the Bank of the repayment in full of all amounts due to the Bank in connection with the Secured Amounts then, the Trust Company shall transfer the Pledged Rights or the unrealised remainder thereof (as the case may be), to Trefoil and this Deed of Pledge shall forthwith be terminated. Any expense incurred thereby shall be borne by Trefoil. Notwithstanding the above, the Trust Company shall release the Shares (or any part thereof) pursuant to Trefoil's instructions as consented by the Bank provided such instructions do not contravene with the Trust Company's obligations under this Deed of Pledge.

15. In case the Shares are registered in the Tel Aviv Stock Exchange ("TASE") and the Shares are restricted shares according to TASE regulations then the Trust Company shall hold such shares in conformity with such regulations so long as they are applicable.

16. Trefoil hereby declares that the ownership of the Shares cause it to be an "Interested Party" as such term is defined in the Securities Law 5728 - 1968, (the "LAW") and hereby undertakes to furnish from time to time, when so required pursuant to the terms of the Law, all necessary reports as required to be made by such Interested Party and to furnish the Trust Company with true and correct copies thereof within 48 (forty eight) hours from the date such report is due to be furnished under the Law.

     Should Trefoil fail to comply with the above undertaking, the Trust Company shall be entitled, without thereby derogating from Trefoil's obligations so to do, to furnish the required reports, detailing the names of the beneficiaries defined as Interested Party.

17.  [Intentionally omitted]

18. Trefoil hereby irrevocably authorises and instructs the Trust Company to sign on its behalf as its attorney-in-fact on any documents, declarations, affidavits or returns which, in the opinion of the Trust Company may be required to perfect the security interest of the Bank with respect to the Pledged Rights, to facilitate the realisation of any of the Pledged Rights as collateral for the full repayment of the Secured Amounts or to transfer any of the Pledged Rights to the respective party as provided in Clause 14 above following the repayment in full of the Secured Amounts.

19. (a) For the purpose of this Agreement, the expression "written" or "in writing" shall mean "by letter, cable or telex or fax".

     (b) Any demand or any notice in writing required or permitted to be made hereunder shall, if made by letter, be deemed to be sufficiently made if addressed to Trefoil at its address set below if addressed to the Bank or to the Trust Company, at their respective addresses set forth above and posted to them or served on them personally there or left for them there and in proving such service in case of posting, it shall be sufficient to show that the letter containing such demand or notice was properly addressed, stamped and posted by registered mail for service to be deemed to have been effected within seven (7) days after the date of posting.

     (c) Any demand or any notice in writing required or permitted to be made hereunder shall, if made by cable or telex be deemed to be sufficiently made if addressed as follows:

               (i)  In the case of a demand or notice to Trefoil:
                    Fax No.

                    Cable Address:
                    Telex Number


               (ii) in the case of a demand  or  notice  to Bank  Hapoalim:
                    Cable  Address:  BANK HAPOALIM TEL AVIV
                    Telex  Numbers: 32121, 342242 answerback PHEAD IL
                    Fax Number

               (v)  In the case of a demand or notice to the Trust Company

                    Cable Address: Bank Hapoalim Tel Aviv
                                   Attn: Poalim Trust Services

                    Telex Numbers: 32121, 342242
                                   Attn: Trust Company of Bank Hapoalim
                                         answerbank PHEAD IL

                    and any such cable or telex properly addressed and sent shall be deemed to have been received within 36 (thirty-six) hours after the time of sending.

     (d) Each of the parties hereto shall be entitled at any time and from time to time to give the other parties notice in writing of any change of the addresses relating to the party giving such notice, and paragraphs (b) and (c) of this clause shall be deemed modified by and in accordance with every such notice of change.

20. In consideration of the Trust Company agreeing to act in terms of this Pledge Agreement, Trefoil, shall pay to the Trust Company a fee for each 12 months period (or, pro-rata, for any portion thereof) of or equivalent to US$.1,500 payable every 3 months in advance and shall bear any costs and expenses incurred by the Trust Company in connection with the implementation of this Deed of Pledge (including the cost of stamping and registering same and including the cost of stamping of the deed of transfer of the Shares and further including any banking fees incurred by the Trust Company in connection with the depositing of the shares in a bank account). Such banking fees, costs and expenses shall be payable on demand. Trefoil authorises the Bank to reimburse the Trust Company in respect of any amount payable to the Trust Company and any amount so paid to the Trust Company shall be reimbursed by Trefoil, to the Bank immediately on demand. Any amount not paid within 7 (seven) days shall bear interest at the highest rate charged from time to time by the Bank on unauthorised overdrafts in revolving debitory accounts of prime corporate customers and shall be secured by this Deed of Pledge.

21. (a) For the purpose of this Deed Pledge the parties hereby irrevocably submit to the exclusive jurisdiction of the competent court in Tel-Aviv, Jaffa, but nothing herein contained shall derogate from the rights of the Bank and/or Trust Company to institute proceedings against any other party or parties in any other competent court.

     (b) Trefoil agrees that any summons, notice or judgement or other legal process or document in connection with any proceedings referred to in sub-clause (a) hereof may be served upon by delivering same to the Trefoil at its address set forth above.

     This Deed of Pledge shall enter into force as of the day and year first above written after having been signed by all parties.

     IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed at the respective places and on the respective dates below written.


     -----------------------------------------
     TREFOIL ISRAEL FSL L.P.
     By: Trefoil FSL Inc
         Its General Partner

     By: /s/  Robert G. Moskowitz
        --------------------------------------
        Name:  Robert G. Moskowitz
        Title: Vice President and Secretary


        /s/ Yigal Sabari        /s/ Yoram Oron
        --------------------------------------
        BANK HAPOALIM B.M.


        /s/ Judith Barak   /s/ Yitzchak Karsel
        --------------------------------------
        POALIM TRUST SERVICES LTD